Exhibit 99.2

1 2015 First Quarter Review Roger W. Stone Chairman and Chief Executive Officer Andrea K. Tarbox Vice President and Chief Financial Officer May 4, 2015

Forward Looking Statements The information in this presentation and statements made during this presentation may contain certain forward-looking statements within the meaning of federal securities laws. These statements reflect expectations regarding future events and operating performance. These forward-looking statements involve a number of risks and uncertainties. A list of the factors that could cause actual results to differ materially from those expressed in, or underlying, any forward-looking statements can be found in the filings with the Securities and Exchange Commission, such as its annual and quarterly reports. The Company disclaims any obligation to revise or update such statements to reflect the occurrence of events after the date of this presentation. This presentation refers to non-U.S. GAAP financial information. A reconciliation of non-U.S. GAAP to U.S. GAAP financial measures is available on the website at KapStonepaper.com under Investors. Forward-Looking Statements 2 Risk Factors Non-GAAP Financial Measures

($ in Millions, except per share) Q1 2015 Q1 2014 Inc/(Dec) (1) Inc/(Dec) (1) Net Sales $ 546 $ 549 ($3) ( 1%) EBITDA $ 82 $ 91 ($9) ( 10%) Adj. EBITDA(2) $ 87 $ 96 ($9) ( 9%) Net Income $ 26 $ 32 ($6) ( 19%) Adj. Net Income(3) $ 29 $ 35 ($6) ( 17%) Diluted EPS $ 0.27 $ 0.33 ($0.06) ( 18%) Adj. Diluted EPS(3) $ 0.30 $ 0.36 ($0.06) ( 17%) First Quarter Financial Results 3 (1) Percentage change calculations made using unrounded source financials (2) Adjusted to exclude non-cash stock compensation and acquisition, start up and other costs (3) Adjusted to exclude items above net of tax

$96 $1 $4 $3 $6 $9 $87 $ in Millions Adjusted EBITDA $549 $1 $3 $546 Net Sales Lower Productivity and FX Drive Down Results Compared to 2014 4 Q1 2015 Compared to Q1 2014 Price changes include: Higher kraft paper prices (2014 $50 per ton increase went into effect in late Q2 2014) offset by lower export and medium prices FX reflects weaker Euro impact on specialty product (Durasorb) and export containerboard sales (1.37x in 2014 compared to 1.12x in 2015) Sales volume/mix flat reflecting lower specialty paper volume offset by higher corrugated products, up 6.5% Inflation unfavorable by $3 million due to $8 million increase in virgin fiber and $5 million for compensation and benefit costs, offset by $6 million of lower OCC costs Productivity includes lower mill production (13,000 tons) and $3 million of higher freight costs due to port issues and mix changes $ in Millions $1

De-Levering Debt and Reducing Interest Rate Cash Flows, Debt and Liquidity 5 Debt to EBITDA leverage ratio (1) 3.80 times - July 18, 2013 (2) 2.38 times - December 31, 2014 2.53 times - March 31, 2015 Net debt at March 31, 2015 - $1,076 million $11 million in cash $664 million term loan A-1 at 1.92% $231 million term loan A-2 at 2.17% $175 million receivables securitization facility at 0.92% $17 million of short-term borrowings at 1.90% Available revolver balance is $386 million in addition to $300 million accordion Cash flow from operations down $4 million from year end 2014 (higher receivables and inventories, payment of 2014 incentives) Adjusted free cash flow was ($33 million) for Q1 2015, down $39 million compared to Q1 2014. ($0.33) per diluted share Capex for Q1 2015 was $29 million. Full year estimate is $135 million (1) Calculated per bank agreement (2) Closing date of Longview acquisition

Summary of Key Assumptions for Q2 2015 6 .FX trending to negatively impact results by $4 million compared to Q2 2014 .Kraft paper price increase of $50 per ton .Full benefit expected in Q2 2015 compared to partial benefit in Q2 2014 .Continued seasonal improvement of product mix from Q1 2015 .Production and shipping .Resolution of west coast port slowdown .One more mill production calendar day .Production in Q2 2015 should benefit from improved mill operations .Reduction of Longview’s Q1 2015 seasonal inventory build .Planned outage maintenance expense approximately $2 million higher than Q1 2015 due to timing change of Roanoke Rapids mill annual outage (moved from October). Loss of 10,400 production tons .Continued higher fiber costs as seen in Q1 2015. OCC costs expected to increase after hitting recent lows in Q1 2015 .CAPEX is expected to be $ 35 million for Q2 2015, and $135 million for the full year

Appendix

385 658 657 420 673 661 Q1 2013 Q1 2014 Q1 2015 Tons (000) Tons Produced and Sold (2) Produced Sold Components of Quarterly Net Sales $653 $685 $683 Q1 2013 Q1 2014 Q1 2015 Avg Revenue per Mill Ton (1) (1) Average price per external ton sold from mills – excludes corrugated sales (2) Tons Produced represents saleable tons produced from four paper mills; Tons Sold is external sales from paper mills and corrugated container plants (3) Mix is based on a percentage of total external tons sold from paper mills and corrugated container plants 33% 24% 24% 9% 9% 7% 23% 30% 31% Q1 2013 Q1 2014 Q1 2015 Q1 2013 Q1 2014 Q1 2015 Q1 2013 Q1 2014 Q1 2015 Domestic Containerboard Export Containerboard Corrugated Product Mix (3) 13% 24% 23% 6% 4% 5% 16% 9% 10% Q1 2013 Q1 2014 Q1 2015 Q1 2013 Q1 2014 Q1 2015 Q1 2013 Q1 2014 Q1 2015 Kraft Paper KraftPak Durasorb 8

Financial Impact ($ in Millions) Q1 Q2 Q3 Q4 Year 2014 Actual $ 14.8 $ 5.2 $ 5.2 $ 10.9 $36.1 2015 Expected $ 8.6 $ 10.6 $ 6.9 $ 5.4 $31.5 Maintenance Outage Expense & Production Impact 9 Production Impact (Tons) Q1 Q2 Q3 Q4 Year 2014 Actual 14,300* 5,400 - 14,500 34,200 2015 Expected 1,700 10,400** 2,500 1,700 16,300 * The 14,300 ton impact is due to the paper machine #3 upgrade in Charleston ** The 10,400 ton impact is due to the Roanoke Rapids mill annual outage. In 2014 this outage occurred in Q4